Exhibit 99.1

Guardian Pharmacy Services, Inc. Reports Third Quarter 2024 Financial Results

ATLANTA—(BUSINESS WIRE)— Guardian Pharmacy Services, Inc. (“Guardian”) (NYSE: GRDN), one of the nation’s largest long-term care (LTC) pharmacy services companies, today announced financial results for the third quarter ended September 30, 2024.

Third Quarter 2024 Highlights

Three Months Ended September 30, 2024

•

Revenue of $314.4 million, an increase of 20% year-over-year, driven by organic growth of the business and the previously announced acquisition of Heartland Pharmacy completed on April 1, 2024. Revenue was also positively impacted by an increase in brand drug usage as well as higher acuity residents requiring more medications.

•	Resident Count of 180,000 at the end of the quarter, an increase of 12% year-over-year, which can be attributed to organic growth of the business and the Heartland Pharmacy acquisition.

•

Net Income (loss) of ($105.8) million, a decrease of $98.8 million year-over-year, primarily attributable to $122.4 million of share-based compensation expense associated with the Corporate Reorganization and the initial public offering (“IPO”), which also resulted in a net loss per share for the quarter.

•	Adjusted EBITDA of $23.0 million, which excludes the impact of share-based compensation expense and represents an increase of 20% year-over-year.

Nine Months Ended September 30, 2024

•

Revenue of $889.8 million, an increase of 16% year-over-year, driven by organic growth of the business and the Heartland Pharmacy acquisition. Revenue was also positively impacted by an increase in brand drug usage as well as higher acuity residents requiring more medications.

•

Net Income (loss) of ($82.9) million, a decrease of $106.0 million year-over-year, primarily attributable to $122.4 million of share-based compensation expense associated with the Corporate Reorganization and the IPO, which also resulted in a net loss per share for the period.

•	Adjusted EBITDA of $64.9 million, which excludes the impact of share-based compensation expense and represents an increase of 15% year-over-year.

“After successfully completing our IPO in September, we are happy to report that our first quarter as a public company produced strong results and highlighted Guardian’s track record of consistent growth,” said Fred Burke, President & CEO of Guardian.

Mr. Burke added, “I am especially proud of our team and how impressively they navigated the challenges surrounding Hurricane Helene in the third quarter, helping to ensure that all residents served by Guardian impacted by the storm would continue to have access to medications. Heartland, a larger acquisition completed in Q2 that added four new locations and 8,600 residents in the Intermountain West, has continued to progress in implementing the Guardian platform. While it is typically a 2 to 3 year process for our acquired locations to fully come up to speed, we are encouraged by early results.

As we look forward, we just completed an acquisition which takes us to an attractive, new market; while smaller in size it has a great operating team which we can leverage for future growth. We expect to end this year on solid footing, setting a steady foundation for continued growth.We have more than 230 employee owners excited to take us forward as a public company.”

Initial 2024 Full Year Guidance

For the full year, Guardian is providing the following guidance:

•	Revenue of $1.205 billion to $1.215 billion

•	Adjusted EBITDA of $86.5 million to $87.0 million

Guardian has not provided a quantitative reconciliation of forecasted Adjusted EBITDA, a non-GAAP financial measure to forecasted net income within this communication because Guardian is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence due to the variability and complexity of such items. These items include, but are not limited to, income taxes and share-based compensation. These items, which could materially affect the computation of forecasted net income, are inherently uncertain and depend on various factors, many of which are outside of Guardian’s control.

Conference Call Information

Guardian will host a conference call to discuss its third quarter 2024 financial results later today, Tuesday, November 12, 2024, at 4:30 p.m. ET. The conference call can also be accessed by dialing (800) 245-3047 for U.S. participants, or (203) 518-9765 for international participants, and referencing conference ID “Guardian.” A replay will be available online at https:/investors.guardianpharmacy.com shortly after the call’s completion and will remain available for approximately 60 days.

About Guardian Pharmacy Services

Guardian Pharmacy Services is a leading long-term care pharmacy services company that provides an extensive suite of technology-enabled services designed to help residents of long-term health care facilities (“LTCFs”) adhere to their appropriate drug regimen, which in turn helps reduce the cost of care and improve clinical outcomes. As of September 30, 2024, our 50 pharmacies served approximately 180,000 residents in approximately 6,800 LTCFs across 37 states.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements are all statements other than those of historical fact. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions, or future events or performance are forward-looking. These statements are often, but not always, made through the use of words such as “aims,” “anticipates,” “believes,” “continue,” “estimates,” “expects,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “should,” “will,” “would,” and similar expressions. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements are not guarantees of future performance and involve risks and uncertainties which are subject to change based on various important factors, some of which are beyond our control. Such risks and uncertainties include: our ability to effectively execute our business strategies, implement new initiatives and improve efficiency; our ability to effectively market and sell, customer acceptance of, and competition for, our pharmaceutical services in new and existing markets; our relationships with pharmaceutical wholesalers and key manufacturers, LTCFs and health plan payors; our ability to maintain and expand relationships with LTCF operators on favorable terms; the impact of the outbreak of a national emergency, public health crisis or global pandemic, such as COVID-19, on our employees and business and on our supply chain and the LTCFs we serve; continuing government and private efforts to lower pharmaceutical costs, including by limiting pharmacy reimbursements; changes in, and our ability to comply with, healthcare laws, regulations or interpretations; further consolidation of managed care organizations and other health plan payors and changes in the terms of our agreements with these parties; our ability to retain members of our senior management team, our local pharmacy management teams and our pharmacy professionals; our exposure to, and the results of, claims, legal proceedings and governmental inquiries; our ability to maintain the security of our operating and information technology systems and infrastructure (e.g., against cyber-attacks); product liability, product recall, personal injury or other health and safety issues related to the pharmaceuticals we dispense; supply chain and other manufacturing disruptions related to the pharmaceuticals we dispense; the sufficiency of our existing cash and cash equivalents to fund our future operating expenses and capital expenditure requirements, and our ability to raise additional capital, if needed; and the misuse or off-label use, or errors in the dispensing or administration, of the pharmaceuticals we dispense. We are subject to additional risks and uncertainties described in our periodic reports filed with the Securities and Exchange Commission from time to time, including in the “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections contained in our most recent Quarterly Report on Form 10-Q, which reports are made publicly available at www.sec.gov and via our website, investors.guardianpharmacy.com Any forward-looking statements in this press release should be evaluated in light of these important risk factors. This press release reflects management’s views as of the date hereof. Except to the extent required by applicable law, Guardian undertakes no obligation to update or revise any information contained in this press release beyond the published date, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

To supplement our results prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), we also present Adjusted EBITDA and Adjusted SG&A, which are non-GAAP financial measures. We define Adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization, as adjusted to exclude the impact of items and amounts that we view as not indicative of our core operating performance, including share-based compensation, acquisition accounting adjustments, and certain legal and regulatory items. We define Adjusted SG&A as GAAP selling, general, and administrative expenses adjusted to exclude the impact of share-based compensation and expenses relating to certain legal and regulatory items. Adjusted EBITDA and Adjusted SG&A do not have a definition under GAAP, and our definition of Adjusted EBITDA and Adjusted SG&A may not be the same as, or comparable to, similarly titled measures used by other companies.

We use Adjusted EBITDA and Adjusted SG&A to better understand and evaluate our core operating performance and trends. We believe that presenting Adjusted EBITDA and Adjusted SG&A provides useful information to investors in understanding and evaluating our operating results, as it permits investors to view our core business performance using the same metrics that management uses to evaluate our performance.

There are a number of limitations related to the use of Adjusted EBITDA and Adjusted SG&A rather than the most directly comparable GAAP financial measure, including:

•	Adjusted EBITDA does not reflect interest and income tax payments that represent a reduction in cash available to us;

•

Depreciation and amortization are non-cash charges and the assets being depreciated may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA and Adjusted SG&A do not consider the impact of share-based compensation; and

•	Adjusted EBITDA and Adjusted SG&A exclude the impact of certain legal and regulatory items, which can affect our current and future cash requirements.

Because of these limitations, Adjusted EBITDA and Adjusted SG&A should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. You should consider Adjusted EBITDA and Adjusted SG&A alongside other financial measures, including net income, GAAP selling, general, and administrative expense and our other financial results presented in accordance with GAAP. For a reconciliation of Adjusted EBITDA to net income, and Adjusted SG&A to GAAP selling, general, and administrative expense, for the historical periods presented herein, please see the reconciliation tables below.

Contact:

GuardianPharmacyIR@westwicke.com

GUARDIAN PHARMACY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(In thousands, except share amounts)	December 31, 2023	September 30, 2024
Assets
Current assets:
Cash and cash equivalents	$752	$37,221
Accounts receivable, net	77,262	90,943
Inventories	36,727	45,216
Other current assets	14,864	6,885

Total current assets	129,605	180,265

Property and equipment, net	45,064	48,125
Intangible assets, net	11,979	15,151
Goodwill	56,046	68,419
Operating lease right-of-use assets	28,113	29,720
Deferred tax assets	—	5,973
Other assets	358	374

Total assets	$271,165	$348,027

Liabilities and equity
Current liabilities:
Accounts payable	$85,603	$106,870
Accrued compensation	16,961	13,955
Line of credit	9,000	10,000
Notes payable, current portion	3,977	5,434
Operating leases, current portion	6,229	6,963
Other current liabilities	16,245	15,096

Total current liabilities	138,015	158,318

Notes payable, net of current portion	18,992	28,666
Operating leases, net of current portion	22,803	23,840
Other liabilities	31,496	3,307

Total liabilities	211,306	214,131

Commitments and contingencies (see Note 6)

Equity:
Members’ equity	28,209	—
Class A common stock- 700,000,000 shares authorized, par value $0.001, 9,200,000 shares issued and outstanding as of September 30, 2024	—	9
Class B common stock- 100,000,000 shares authorized, par value $0.001, 54,094,232 shares issued and outstanding as of September 30, 2024	—	54
Additional paid-in capital	—	122,323
Retained earnings	—	5,181
Non-controlling interests	31,650	6,329

Total equity	59,859	133,896

Total liabilities and equity	$271,165	$348,027

GUARDIAN PHARMACY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except share and per share amounts)	2023	2024	2023	2024
Revenues	$262,741	$314,393	$765,126	$889,840
Cost of goods sold	210,549	253,515	611,394	712,573

Gross profit	52,192	60,878	153,732	177,267

Selling, general, and administrative expenses	58,522	165,491	128,310	256,942

Operating income (loss)	(6,330)	(104,613)	25,422	(79,675)

Other expenses:
Interest expense	716	1,026	2,120	2,857
Other expense (income), net	(51)	2	141	166

Total other expenses	665	1,028	2,261	3,023

Income (loss) before income taxes	(6,995)	(105,641)	23,161	(82,698)
Provision for income taxes	—	176	—	176

Net income (loss)	(6,995)	(105,817)	23,161	(82,874)

Less net income (loss) attributable to Guardian Pharmacy, LLC prior to the Corporate Reorganization	(11,290)	9,350	11,884	22,760
Less net income attributable to non-controlling interests	4,295	6,823	11,277	16,356

Net income (loss) attributable to Guardian Pharmacy Services, Inc	$—	$(121,990)	$—	$(121,990)

Net income (loss) per share of Class A and Class B common stock [1]
Basic	N/A	$(2.00)	N/A	$(2.00)
Diluted	N/A	$(2.00)	N/A	$(2.00)

Weighted average shares outstanding
Basic	N/A	61,143,311	N/A	61,143,311
Diluted	N/A	61,143,311	N/A	61,143,311

[1]

Basic and diluted net income (loss) per share of Class A and Class B common stock is applicable only for the period from September 27, 2024 through September 30, 2024, which is the period following the IPO and related Corporate Reorganization.

GUARDIAN PHARMACY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended September 30,
(In thousands)	2023	2024
Operating activities
Net income (loss)	$23,161	$(82,874)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	13,520	14,619
Share-based compensation expense	16,632	128,029
Provision for losses on accounts receivable	3,707	4,240
Other	257	(31)
Changes in operating assets and liabilities:
Accounts receivable	(11,958)	(17,285)
Inventories	3,571	(6,226)
Other current assets	(2,173)	768
Accounts payable	10,213	14,158
Accrued compensation	(2,396)	(3,373)
Other operating liabilities	1,731	(16,402)

Net cash provided by operating activities	56,265	35,623

Investing activities
Purchases of property and equipment	(11,793)	(11,867)
Payment for acquisitions	(985)	(12,460)
Other	484	544

Net cash used in investing activities	(12,294)	(23,783)

Financing activities
Proceeds from equity offering, net of underwriter fees	—	119,784
Payments of equity offering costs	—	(538)
Payments to Class B common stock stockholders	—	(55,176)
Borrowings from notes payable	—	15,000
Repayment of notes payable	(3,000)	(3,750)
Borrowings from line of credit	198,000	189,300
Repayments of line of credit	(196,000)	(188,300)
Principal payments on finance lease obligations	(3,091)	(3,309)
Contributions from non-controlling interests	538	2,107
Distributions to non-controlling interests	(11,732)	(14,279)
Member distributions	(28,422)	(36,050)
Other	(250)	(160)

Net cash provided by (used in) financing activities	(43,957)	24,629

Net change in cash and cash equivalents	14	36,469
Cash and cash equivalents, beginning of period	607	752

Cash and cash equivalents, end of period	$621	$37,221

Supplemental disclosure of cash flow information
Cash paid during the year for interest	$2,082	$2,851

Supplemental disclosure of non-cash investing and financing activities
Purchases of property and equipment through finance leases	$5,562	$2,256

Accrued and capitalized offering costs recorded to additional paid-in capital	$—	$12,509

Non-cash equity contributions from non-controlling members	$225	$4,989

GUARDIAN PHARMACY SERVICES, INC. AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED EBITDA AND ADJUSTED SG&A TO THE MOST DIRECTLY

COMPARABLE GAAP FINANCIAL MEASURES

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2024	2023	2024
Net income (loss)	$(6,995)	$(105,817)	$23,161	$(82,874)
Add:
Interest expense	716	1,026	2,120	2,857
Depreciation and amortization	4,638	4,994	13,520	14,619
Provision for income taxes	—	176	—	176

EBITDA	$(1,641)	$(99,621)	$38,801	$(65,222)

Share-based compensation (1)	20,700	122,355	16,632	128,029
Certain legal & other regulatory matters (2)	85	278	866	3,807
Other (3)	—	—	—	(1,670)

Adjusted EBITDA	$19,144	$23,012	$56,299	$64,944

Net income (loss) as a percentage of revenue	(2.7)%	(33.7)%	3.0%	(9.3)%

Adjusted EBITDA as a percentage of revenue	7.3%	7.3%	7.4%	7.3%

GAAP selling, general, and administrative expenses	$58,522	$165,491	$128,310	$256,942
Subtract:
Share-based compensation (1)	20,700	122,355	16,632	128,029
Certain legal & other regulatory matters (2)	85	278	866	3,807

Adjusted SG&A	$37,737	$42,858	$110,812	$125,106

GAAP selling, general, and administrative expenses as a percentage of revenue	22.3%	52.6%	16.8%	28.9%

Adjusted SG&A as a percentage of revenue	14.4%	13.6%	14.5%	14.1%

(1)

Prior to the Corporate Reorganization and IPO, our share-based compensation expense primarily represented non-cash recognition of changes in the value of Restricted Interest Unit awards, which has historically been recorded as a liability using a cash settlement methodology as calculated on a quarterly basis. In connection with the Corporate Reorganization and IPO, certain Restricted Interest Unit awards were modified, resulting in share-based compensation expense of $122.4 million, based on the fair value of the modified awards. Subsequent to the Corporate Reorganization, these modified awards will be equity classified.

(2)

Represents non-recurring attorney’s fees, settlement costs and other expenses associated with certain legal proceedings. The Company excludes such charges when evaluating operating performance because it does not incur such charges on a predictable basis and exclusion allows for consistent evaluation of operations.

(3)	Represents non-recurring proceeds from settlements related to payor reimbursement.